Exhibit 11

                               THERMO VOLTEK CORP.


                        Computation of Earnings per Share


                                  Three Months Ended        Six Months Ended
                               -----------------------   ----------------------
                                  July 1,      July 2,      July 1,     July 2,
                                     1995         1994         1995        1994
                               ----------   ----------   ----------  ----------
Computation of Primary
 Earnings per Share:

Net income (a)                 $  603,000   $  268,000   $1,018,000  $  466,000
                               ----------   ----------   ----------  ----------
Shares:
 Weighted average shares
  outstanding                   4,108,204    3,987,055    4,076,562   3,975,661

 Add: Shares issuable
      from assumed exercise
      of options (as
      determined by the
      application of the
      treasury stock method)      141,713            -            -           -
                               ----------   ----------   ----------  ----------
 Weighted average shares
  outstanding, as
  adjusted (b)                  4,249,917    3,987,055    4,076,562   3,975,661
                               ----------   ----------   ----------  ----------
Primary Earnings per
 Share (a) / (b)               $      .14   $      .07   $      .25  $      .12
                               ==========   ==========   ==========  ==========
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                                                                    Exhibit 11

                               THERMO VOLTEK CORP.


                  Computation of Earnings per Share (continued)


                                  Three Months Ended        Six Months Ended
                               -----------------------   ----------------------
                                  July 1,      July 2,      July 1,     July 2,
                                     1995         1994         1995        1994
                               ----------   ----------   ----------  ----------

Computation of Fully
 Diluted Earnings per Share:

Income:
 Net income                    $  603,000   $  268,000   $1,018,000  $  466,000

 Add: Convertible debt
      interest, net of tax        296,000       30,000      596,000      60,000
                               ----------   ----------   ----------  ----------
 Income applicable to
  common stock assuming
  full dilution (a)            $  899,000   $  298,000   $1,614,000  $  526,000
                               ----------   ----------   ----------  ----------
Shares:
 Weighted average shares
  outstanding                   4,108,204    3,987,055    4,076,562   3,975,661

 Add: Shares issuable from
      assumed conversion
      of subordinated
      convertible obligations   4,755,004      705,467    4,780,357     705,467

      Shares issuable
      from assumed exercise
      of options (as
      determined by the
      application of the
      treasury stock method)      155,863      102,415      155,863     112,730
                               ----------   ----------   ----------  ----------
 Weighted average shares
  outstanding, as
  adjusted (b)                  9,019,071    4,794,937    9,012,782   4,793,858
                               ----------   ----------   ----------  ----------
Fully Diluted Earnings per
 Share (a) / (b)               $      .10   $      .06   $      .18  $      .11
                               ==========   ==========   ==========  ==========
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